FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ANNAPOLIS NATIONAL BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Maryland                                  52-1648903
--------------------------------------------------------------------------------
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

      1000 Bestgate Road, Suite 400
      Annapolis, Maryland                                 21401
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)               (Zip Code)

                        Annapolis National Bancorp, Inc.
                            2000 Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Richard M. Lerner
                             Chief Executive Officer
                          1000 Bestgate Road, Suite 400
                            Annapolis, Maryland 21401
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                     (Name and address of agent for service)

                                 (410) 224-4455
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                   Copies to:
                              J. Mark Poerio, Esq.
                     Paul, Hastings, Janofsky & Walker, LLP
                          1299 Pennsylvania Avenue, NW
                                   10th Floor
                              Washington, DC 20004
                                 (202) 508-9582

------------------------------------------------------------------------------------------------------------------------------------
 Title of securities to be registered                            Proposed maximum           Proposed                Amount of
                                            Amount to be        offering price per           maximum               registration fee
                                           registered (1)              unit             aggregate offering
                                                                                              price

------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per           200,000(2)              $ (3)                   $952,553               $238.14
share


(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan as the result of stock splits, stock dividends or similar adjustments of the outstanding shares of common stock of Annapolis National Bancorp, Inc. pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2) Represents the total number of shares currently reserved or under the Annapolis National Bancorp, Inc 2000 Stock Incentive Plan.

(3) Under Rule 457(h)(l), the registration fee may be calculated for a stock option plan based upon the price at which the options may be exercised, and the price of the underlying securities for shares reserved for future grants. Of the total number of shares registered herein, 137,250 shares are subject to rights granted under the Registrant's 2000 Stock Incentive Plan at a weighted average exercise price equal to $4.54 per share ($623,115 in the aggregate), and 62,750 shares are available for future option grants under said plan and are being registered herein based on the average of the high and low selling prices per share of the Registrant's common stock on the Nasdaq SmallCap Market on April 6, 2001, which equaled $5.25 per share ($329,438 in the aggregate for all shares not presently subject to grants under the plan). Therefore, the total amount of the offering being registered herein is the sum of these aggregate amounts, or $952,553.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information for Annapolis National Bancorp, Inc. (the "Registrant") specified in this Item 1 will be sent or given to directors and employees who have been awarded options under the Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan (the "Plan"). In accordance with Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and Rules 424 and 428 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission"), such documents are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement").

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to directors and employees who have been awarded options under the Plan. In accordance with Section 10(a) of the Securities Act and Rules 424 and 428 thereunder, such documents are not being filed with, or included in, this Registration Statement.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Commission by the Registrant are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Such future filings shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such document.

             (a) The Registrant's annual report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission by the Registrant on March 28, 2001.

             (b) None.

             (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on August 7, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None

     The validity of the common stock has been passed upon by Paul, Hastings, Janofsky & Walker LLP for the Registrant.

Item 6.  Indemnification of Directors and Officers.

     In accordance with Section 418 of the Maryland General Corporation Law, Articles XII and XIII of the Registrant's Amended and Restated Certificate of Incorporation eliminate, with certain exceptions, the Registrant's directors' personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Articles XII and XIII of the Registrant's Amended and Restated Certificate of Incorporation read as follows:

     ARTICLE XII The Corporation shall indemnify to the fullest extent permissible under the Maryland General Corporation Law any individual who is or was a director, officer, employee, or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his service in such capacity. An individual will not be indemnified if it is proved that the act or omission at issue was material to the cause of action adjudicated in the subject proceeding and that (i) it was committed in bad faith, or (ii) it was the result of active and deliberate dishonesty, or (iii) the individual actually received an improper personal benefit in money, property, or services, or (iv) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     ARTICLE XIII Limitations on Liability of Officers and Directors. An officer or director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of their fiduciary duty as an officer or director, unless: (i) it is proved that the individual officer or director actually received an improper benefit or profit in money, property or services from the Corporation; or (ii) a judgment or other final adjudication adverse to the individual officer or director is entered in a proceeding based on a finding in the proceeding that the individual's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the Maryland General Corporation Law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Maryland General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibits

4.1         Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan
            (the "Plan")

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Registrant.

23.1        Consent of Paul, Hastings, Janofsky & Walker LLP
            (contained in Exhibit 5.1 hereof)

23.2        Consent of Rowles and Company, LLP

23.3        Consent of Stegman & Company

24.1        Power of Attorney (contained in the signature page hereof)

99.1        Form of Stock Option Award associated with the Plan

99.2        Form of Restricted Stock Award associated with the Plan

99.3        Form of Deferred Share Award associated with the Plan

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

             (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  i) Include any prospectus required by Section 10(a)(3) of the
             Securities Act;

                  ii) Reflect in the prospectus any facts or events which,
             individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii) Include any additional or changed material information on to the plan of distribution.

            (2) For determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on April , 2001.

                                           ANNAPOLIS NATIONAL BANCORP, INC.




                                           By:   /s/ Richard M. Lerner
                                               --------------------------
                                                 Richard M. Lerner
                                              Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
M. Lerner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 426(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                          Date
---------                         -----                          ----
/s/ Richard M. Lerner
--------------------------        President, Chief Executive     April 9, 2001
Richard M. Lerner                 Officer and Director

/s/ Margaret Theiss Faison
--------------------------        Chief Financial Officer        April 9, 2001
Margaret Theiss Faison

/s/ Rita D. Demma
-------------------------         Secretary                      April 9, 2001
Rita D. Demma

/s/ Albert Phillips
-------------------------         Director and Chairman of the   April 9, 2001
Albert Phillips                   Board

/s/ Mark H. Anders
-------------------------         Director                       April 9, 2001
Mark H. Anders

/s/ F. Carter Heim
-------------------------         Director                       April 9, 2001
F. Carter Heim

/s/ Dimitri P. Mallios
-------------------------         Director                       April 9, 2001
Dimitri P. Mallios

/s/ Ermis Sfakiyanudis
-------------------------         Director                       April 9, 2001
Ermis Sfakiyanudis

/s/ Lawrence W. Schwartz
-------------------------         Director                       April 9, 2001
Lawrence W. Schwartz

/s/ Lawrence E. Lerner
-------------------------         Director                       April 9, 2001
Lawrence E. Lerner

/s/ Stanley J. Klos, Jr.
-------------------------         Director                       April 9, 2001
Stanley J. Klos, Jr.

                                  EXHIBIT INDEX

Exhibits

4.1         Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan
            (the "Plan")

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Registrant.

23.1        Consent of Paul, Hastings, Janofsky & Walker LLP
            (contained in Exhibit 5.1 hereof)

23.2        Consent of Rowles and Company, LLP

23.3        Consent of Stegman & Company

24.1        Power of Attorney (contained in the signature page hereof)

99.1        Form of Stock Option Award associated with the Plan

99.2        Form of Restricted Stock Award associated with the Plan

99.3        Form of Deferred Share Award associated with the Plan

                                   EXHIBIT 4.1


                        Annapolis National Bancorp, Inc.
                            2000 Stock Incentive Plan

                        ANNAPOLIS NATIONAL BANCORP, INC.
                            2000 STOCK INCENTIVE PLAN


1.    Purpose

      The proper execution of the duties and responsibilities of the directors, executives, and employees of Annapolis National Bancorp, Inc. (the "Corporation") and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its subsidiaries. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its subsidiaries and to increase the prosperity, growth, and earnings of the Corporation. This stock option plan is intended to serve these purposes.

2.    Definitions

      The following terms wherever used herein shall have the meanings set forth below.

          (a) The term "Awards" shall mean Options, Deferred Shares, and Restricted Share Awards, collectively.

          (b) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

          (c) The term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the
              Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in
              Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, and other than Lawrence E. Lerner or any member or members of this family, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to affect a transaction described in clauses (A) or (B) of this definition) whose election by the Board or termination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cause for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation, outstanding immediately prior thereto held by Lawrence E. Lerner or any member or members of his family continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or any agreements for the sale of disposition by the Corporation of all or substantially all the Corporation's assets.

          (d) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (e) The term "Committee" shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors and are "non-employee directors" within the meaning of Rule 16-3 under the Exchange Act.

          (f) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

          (g) The term "Corporation" shall mean Annapolis National Bancorp, Inc., a Maryland corporation.

          (h) The term "Deferred  Shares" shall mean Shares that the Company has
              credited,   pursuant  to   Paragraph  9  hereof,   to  a  deferred
              compensation account in the name of a Participant.

          (i) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) The term "Fair Market Value" shall mean the then current fair market value of Common Stock, as determined in good faith by the Committee and in a manner consistent with the rules set forth in Treas. Reg. Section 20.2031-2.

          (k) The term "Incentive Stock Option" shall mean an Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

          (l) The term "Nonqualified Stock Option" shall mean an Option granted pursuant to the Plan that is not an Incentive Stock Option.

          (m) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms Incentive Stock Option and Nonqualified Stock Option.

          (n) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

          (o) The term "Plan" shall mean the Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan as approved by the Board of Directors on March 24, 2000, as the same may be amended from time to time.

          (p) The term "Restricted Share Award" shall mean a right granted under
              Section 10 of this Plan to receive Shares.

          (q) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned to the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

3.    Effective Date of the Plan

      The Plans shall become effective upon stockholder approval, provided that such approval is received before March 24, 2001, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to stockholder approval if such Options by their terms are contingent upon subsequent stockholder approval of the Plan.

4.    Administration

          (a) The Plan shall be administered by the Committee, provided that the Board may act in lieu of the Committee on any matter within the Committee's discretion or authority.

          (b) The Committee may establish, from time to time and at any time subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

          (c) The Committee shall from time to time submit to the Board of Directors for its approval the names of those executives and key employees who, in its opinion, should receive Options, and shall recommend the numbers of shares on which Options should be granted to each such person and the nature of the Options to be granted.

          (d) Options shall be granted by the Committee and shall become effective only after execution of an Option Agreement between the Corporation and the Option holder.

          (e) The Commission's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Commission shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for my action or determination made, in respect of the Plan, in good faith.

5.    Participation in the Plan

          (a) Participants in the Plan shall be limited to the employees and directors of the Corporation and its subsidiaries who shall be designated by the Committee.

          (b) No member of the Board of Directors who is also an officer of the Corporation shall be eligible to serve on the Committee.

6.    Stock Subject to the Plan

          (a) There shall be reserved for the granting of Awards pursuant to the Plan and for issuance and sale pursuant to such Awards 200,000 shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise or vesting of Awards shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Award has been granted cease to be subject to purchase or delivery to Award holders thereunder, then such shares of Common Stock again shall be available for issuance pursuant to new Awards.

          (b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general business purposes of the Corporation.

          (c) In the event of the reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange acquisition of property of stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be equitable and appropriate in the number and kind of shares reserved for purchases by executives or other key employees, in the number, kind and price of shares covered by Awards granted pursuant to the Plan and then outstanding.

7.    Terms and Conditions of Options

          (a) Each Option granted pursuant to the Plan shall be evidenced by an Option agreement in such form as the Committee from time to time may determine.

          (b) The exercise price per share for Options shall be established by the Board of Directors upon the recommendation of the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Board of Directors does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

          (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Board of Director at the time of grant of the Option, provided that if no term is established by the Board of Directors the term of the Option shall be 10 years from the date on which it is granted.

          (d) The Board of Directors upon recommendation of the Committee, may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest, in the Option holder over such period of time as the Committee, in its direction, shall determine for each Option holder. Notwithstanding the foregoing, each Option Agreement shall provide that, upon the occurrence of a Change in Control of the Corporation, all Options then outstanding shall become immediately exercisable.

          (e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and Nonqualified Stock Options may be transferred to family members or family trusts, subject to the original terms of the Option.

          (f) Unless the Committee specifies otherwise in an Option agreement, upon voluntary or involuntary termination of an Option holder's service with the Corporation, his Options and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be a Director of regular, full-time employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g),
          (h) and (i) of this Paragraph 7.

          (g) In the event an Option holder (i) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or
          (ii) terminates his employment, or ceases providing services to the Corporation or any of its subsidiaries, by reason of death, disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted for Options to be exercised and extending the time following the Option holder's termination of active employment or service during which the Option holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the time of the Option.

          (h) If an Option holder dies during the term of his Option without having fully exercised this Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within two years of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

          (i) If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Corporation, then such Option holder shall have the right within ninety (90) days of the Option holder's termination of employment or service to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel the Option during the ninety day period referred to in this paragraph, if the Participant engages in employment or activities which, in the opinion of the Committee, are contrary to the best interests of the Corporation. The Committee shall determine in each case whether a termination of employment or service shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

          (j) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Option holder for any specified period.

          (k) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

                (i)   "Incentive   Stock  Options"  shall  be  granted  only  to
                individuals who, at the date of grant of the Option, are employees of the Corporation or any of its subsidiaries;

                (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "Incentive Stock Option;"

                (iii) The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock in respect of which "incentive stock options" are exercisable for the first time by the Option holder during any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000; and

                (iv) Any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

8.    Methods of Exercise of Options

          (a) An Option holder (or other person or person, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing as its principal office at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefore, and
          (ii) make payment or provision for payment for the shares of Common Stock as purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

          (b) Payment or provision for payment shall be made as follows:

                (i) The Option holder shall deliver to the Corporation at the address set forth in subparagraph 8(a) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (ii) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have no aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (iii) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commission and brokerage fees to the

                Option holder or to deliver the remaining shares of Common Stock to the Option holder.

          Notwithstanding the foregoing provisions, the Committee and the Board of Directors, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)).

          (c) In addition to the alternative methods of exercise set forth in paragraph 8(b), holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. Alternatively, such holder of a Nonqualified Stock Option may elect to deliver previously owned shares of Common Stock upon exercise of the Nonqualified Stock Option to satisfy any withholding  taxes  attributable  to the exercise of the  Nonqualified
          Stock Option. If the Board of Directors does not include any provisions relating to this withholding feature in its resolutions granting the Nonqualified Stock Option or in the Option Agreement. The maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares in Option holder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee or the Board of Directors may include in the Option Agreement relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock; or if no such provisions are included in the Option Agreement, but in the opinion of the Committee or the Board of Directors such withholding would have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option the Committee or the Board of Directors may limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act.

          (d) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

          (e) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

9.    Deferred Shares

          (a) Elections to Defer. The Committee may at any time allow any Participant (or Participants) who is a member of the Board of Directors, or a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973, with each such individual being referred to herein as a "Participant") may irrevocably elect, on the form attached hereto as Exhibit A (the "Election Form"), to forego the receipt of cash compensation and in lieu thereof to have the Corporation credit Deferred Shares to the Participant's Account with a Fair Market Value equal to the compensation deferred. Each Election Form shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing sentence, Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the Election Form.

          (b) Vesting.  Deferred Shares shall be 100% vested at all times.

          (c) Recordkeeping; Cash Earnings on Deferred Shares. The Committee shall establish and maintain an individual account (the "Cash Account") in the name of each Participant who files an Election Form. On the last day of each fiscal quarter, the Corporation shall credit to the Participant's Cash Account any cash dividends paid on the balance of Deferred Shares credited to the Participant's Account. On the last day of each fiscal year of the Corporation, the Committee shall credit to the Participant's Account Deferred Shares with a Market Value equal to the balance of the Participant's Cash Account (without regard to fractional shares), and the balance of the Participant's Cash Account shall be reduced to zero. The Trustees shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (d) hereof.

          (d) Distributions of Deferred Shares and Earnings. The Trustees shall distribute a Participant's Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Corporation that end after the date on which the Participant's Continuous Service terminates, unless the Participant has properly elected a different form of distribution, on the form (the "Distribution Election Form") approved by the Committee, and the Committee has received the Participant's Distribution Election Form either more than 90 days before a Change in Control or more than one year before the date on which the Participant's Continuous Service terminates for any reason. Fractional Shares shall not be distributed.

          (e) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable hardship within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

          (e) Rights to Deferred Shares. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Corporation to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Corporation. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Corporation.

10.   Restricted Share Awards

          (a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and members of the Board of Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

          (b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:


                                          Vested Percentage
               Years of Service        (applied to Restricted
               ----------------               Shares)
                                              -------

                  Less than 1                     0%
                       1                         25%
                       2                         50%
                       3                         75%
                   4 or More                     100%

       Notwithstanding the foregoing and unless otherwise provided in a Participant's Restricted Stock Award, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's service due to the Participant's disability or death, or (ii) upon a Change in Control of the Corporation.

    (c)Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 11(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Corporation's stockholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, with respect to any cash dividends so paid out.

    (d)Distribution of Shares.

                (i) Timing of Distributions: General Rule. Except as otherwise expressly stated in this Plan, the Committee shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                (ii) Form of Distribution. The Committee shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

                (iii) Withholding. The Committee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, the Committee shall require the Participant or Beneficiary to pay to the Committee the amount required to be withheld as a condition of delivering the Shares. The Committee shall pay over to the Corporation or Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

                (iv)Regulatory   Exceptions.   No  Restricted  Shares  shall  be
                    distributed unless and until all of the requirements of all applicable law and regulations shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Corporation by such vote, if any, as may be required by applicable law and regulations.

    (e)Voting of Plan Shares. All shares of Common Stock subject to Awards (whether or not subject to a Restricted Share Award) shall be voted by the Board in the manner directed by the Board.

    (f)Deferral Elections. At any time 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form (the "Election Form") approved by the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such

    Award. If such an election is made, the Shares shall be credited to the Participant's Account as Deferred Shares on the date such Shares would otherwise have been distributed to the Participant.

11.   Amendments and Discontinuance of the Plan

      The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of share of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan,
(iii) decrease the exercise price determined pursuant to the provisions of subparagraph 7(b), or (iv) provide for Options exercisable more than 10 years after the date granted.

12.   Plan Subject to Governmental Laws and Regulations

      The Plan and the grant of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

13.   Duration of the Plan

      No Option shall be granted pursuant to the Plan after the close of business on March 23, 2010.

                                   EXHIBIT 5.1


                Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Registrant.

                                 Law Offices of
                       Paul, Hastings, Janofsky & Walker LLP
                          1299 Pennsylvania Avenue, NW
                               Washington DC 20004
                            Telephone (202) 508-6000
                            Facsimile (202) 508-9700





                                             April 9, 2001


Board of Directors
Annapolis National Bancorp, Inc.
1000 Bestgate Road, Suite 400
Annapolis, Maryland  21401

      Re:   Registration Statement on Form S-8
            ----------------------------------

Dear Board Members:

     We have acted as counsel to Annapolis National Bancorp, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 200,000 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company which may be issued pursuant to the Company's 2000 Stock Incentive Plan, as such numbers of shares may be increased in accordance with said plan in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                       Very truly yours,


                                          /s/ J. Mark Poerio
                                          J. Mark Poerio, Esq.
                                    for Paul, Hastings, Janofsky & Walker LLP

                                  EXHIBIT 23.1


                Consent of Paul, Hastings, Janofsky & Walker, LLP
                        (contained in Exhibit 5.1 hereof)

                                  EXHIBIT 23.2


                         Consent of Rowles & Company LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Annapolis National Bancorp, Inc.
Annapolis, Maryland


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 20, 2001, appearing in the annual report on Form 10-KSB of Annapolis National Bancorp, Inc. and Subsidiary for the year ended December 31, 1999 and 1998



                                                /s/  Rowles & Company, LLP
                                                ROWLES & COMPANY LLP

Baltimore, Maryland
April 2, 2001

                                  EXHIBIT 23.3


                          Consent of Stegman & Company

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference in this Form S-8 of Annapolis National Bancorp, Inc. of our report dated January 26, 2001 relating to the consolidated balance sheet of Annapolis National Bancorp, Inc. as of December 31, 2000 and related statements of income, changes in stockholders' equity and cash flows for the year then ended which are included in the 2000 Annual Report on Form 10-KSB.


Baltimore, Maryland
April 3, 2001

                                                /s/ Stegman & Company

                                  EXHIBIT 99.1


                           Form of Stock Option Award
                            associated with the Plan

                        Annapolis National Bancorp, Inc.
                            2000 Stock Incentive Plan
                         ------------------------------

                          Stock Option Award Agreement
                         ------------------------------


     You are hereby awarded the following stock option (the "Option") to purchase Common Stock of Annapolis National Bancorp, Inc. (the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (this "Award") and in the Company's 2000 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Exhibit A.

1. Variable Terms. The Option shall be controlled by and interpreted according to the following terms:

            Name of Optionee:             _____________________________


            Type of Stock Option:         |_| Incentive Stock Option ("ISO")(1)

                                          |_| Nonqualified Stock Option


         Number of Shares subject to
         Award:                            _____________________________

         Option Exercise Price per         $                          (2)
         Share:                            _____________________________

         Date of Award:
                                           _____________________________

         Expiration Date:                 |_| 5 years after Date of Award(2)

                                          |_| 10 years after Date of Award



----------
1 ISOs may only be granted to employees.


2 ISO granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term exceeding 5 years and must have an exercise price not less than 110% of the fair market value of the underlying shares on the grant date.

            Vesting Schedule:

         --------------------------------------------------------------
                Vested Percentage               Years of Service
                                                after Award Date
         --------------------------------------------------------------
                        0%                        Less than 1
         --------------------------------------------------------------
                                                       1
         --------------------------------------------------------------
                                                       2
         --------------------------------------------------------------
                                                       3
         --------------------------------------------------------------
                                                       4
         --------------------------------------------------------------
                                                       5
         --------------------------------------------------------------

2. Term of Option. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the above-mentioned anniversary of the Date of Award.

3. Right to Exercise. The amount of Shares for which the Option may be exercised is cumulative; that is, if the Optionee fails to exercise all of the Shares subject to the Option during any period set forth above, then any Shares subject to the Option that were not exercised during such period may be exercised during any subsequent period, until the termination of the Option pursuant to Section 2 of this Award and the terms of the Plan.

4. Premature Disposition of an ISO. If the Option is an ISO and the Optionee sells or otherwise disposes of Shares acquired upon its exercise within 1 year from the date such Shares were acquired or 2 years from the Date of Award, the Optionee agrees that the Optionee will deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

5. Manner of Exercise of the Option. The Option shall be exercised in the manner set forth in the Plan.

6. Termination of Continuous Service. In all events where the Optionee's Continuous Service to the Company is terminated, the Option (including the vesting periods set forth in the schedule above) shall be governed by the Plan.

7. Subject to Plan. This Option is subject to all of the terms and conditions of the Plan, and by executing this Award, the Optionee agrees to be bound by all of the Plan's terms and conditions as if it had been set out verbatim in this Award. In addition, the Optionee recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Optionee, his or her heirs, and representatives.

8. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, the Optionee may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Option awarded hereby. The Optionee shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the "Designation of

Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

9. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401 (attention: 2000 Stock Incentive Plan Committee); (ii) if to Optionee, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

10. Binding Effect. Except as otherwise provided in this Award or in the Plan, every covenant, term, and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

11. Headings. Section and other headings contained in this Award are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award or any provision hereof.

12. Severability. Every provision of this Award and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award.

13. Governing Law. The laws of the State of Maryland shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

14. Counterparts. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award and the Plan.

                  Annapolis National Bancorp, Inc.


                  By: _________________________________   Date:_______________
                      An authorized member of the
                      Annapolis National Bancorp, Inc.
                      2000 Stock Incentive Plan Committee


               The undersigned Optionee hereby accepts the terms of this Award and the Plan.


                  By: _________________________________   Date:_______________
                  Name of Optionee
                  Address:
                  ---------------------------------------------------------

                  ---------------------------------------------------------

                  ---------------------------------------------------------

                                    Exhibit A
                                  ------------

           Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan

                        ANNAPOLIS NATIONAL BANCORP, INC.
                            2000 STOCK INCENTIVE PLAN


1.    Purpose

      The proper execution of the duties and responsibilities of the directors, executives, and employees of Annapolis National Bancorp, Inc. (the "Corporation") and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its subsidiaries. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its subsidiaries and to increase the prosperity, growth, and earnings of the Corporation. This stock option plan is intended to serve these purposes.

2.    Definitions

      The following terms wherever used herein shall have the meanings set forth below.

          (a) The term "Awards" shall mean Options, Deferred Shares, and Restricted Share Awards, collectively.

          (b) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

          (c) The term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the
              Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in
              Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, and other than Lawrence E. Lerner or any member or members of this family, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to affect a transaction described in clauses (A) or (B) of this definition) whose election by the Board or termination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cause for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation, outstanding immediately prior thereto held by Lawrence E. Lerner or any member or members of his family continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or any agreements for the sale of disposition by the Corporation of all or substantially all the Corporation's assets.

          (d) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (e) The term "Committee" shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors and are "non-employee directors" within the meaning of Rule 16-3 under the Exchange Act.

          (f) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

          (g) The term "Corporation" shall mean Annapolis National Bancorp, Inc., a Maryland corporation.

          (h) The term "Deferred  Shares" shall mean Shares that the Company has
              credited,   pursuant  to   Paragraph  9  hereof,   to  a  deferred
              compensation account in the name of a Participant.

          (i) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) The term "Fair Market Value" shall mean the then current fair market value of Common Stock, as determined in good faith by the Committee and in a manner consistent with the rules set forth in Treas. Reg. Section 20.2031-2.

          (k) The term "Incentive Stock Option" shall mean an Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

          (l) The term "Nonqualified Stock Option" shall mean an Option granted pursuant to the Plan that is not an Incentive Stock Option.

          (m) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms Incentive Stock Option and Nonqualified Stock Option.

          (n) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

          (o) The term "Plan" shall mean the Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan as approved by the Board of Directors on March 24, 2000, as the same may be amended from time to time.

          (p) The term "Restricted Share Award" shall mean a right granted under
              Section 10 of this Plan to receive Shares.

          (q) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned to the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

3.    Effective Date of the Plan

      The Plans shall become effective upon stockholder approval, provided that such approval is received before March 24, 2001, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to stockholder approval if such Options by their terms are contingent upon subsequent stockholder approval of the Plan.

4.    Administration

          (a) The Plan shall be administered by the Committee, provided that the Board may act in lieu of the Committee on any matter within the Committee's discretion or authority.

          (b) The Committee may establish, from time to time and at any time subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

          (c) The Committee shall from time to time submit to the Board of Directors for its approval the names of those executives and key employees who, in its opinion, should receive Options, and shall recommend the numbers of shares on which Options should be granted to each such person and the nature of the Options to be granted.

          (d) Options shall be granted by the Committee and shall become effective only after execution of an Option Agreement between the Corporation and the Option holder.

          (e) The Commission's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Commission shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for my action or determination made, in respect of the Plan, in good faith.

5.    Participation in the Plan

          (a) Participants in the Plan shall be limited to the employees and directors of the Corporation and its subsidiaries who shall be designated by the Committee.

          (b) No member of the Board of Directors who is also an officer of the Corporation shall be eligible to serve on the Committee.

6.    Stock Subject to the Plan

          (a) There shall be reserved for the granting of Awards pursuant to the Plan and for issuance and sale pursuant to such Awards 200,000 shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise or vesting of Awards shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Award has been granted cease to be subject to purchase or delivery to Award holders thereunder, then such shares of Common Stock again shall be available for issuance pursuant to new Awards.

          (b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general business purposes of the Corporation.

          (c) In the event of the reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange acquisition of property of stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be equitable and appropriate in the number and kind of shares reserved for purchases by executives or other key employees, in the number, kind and price of shares covered by Awards granted pursuant to the Plan and then outstanding.

7.    Terms and Conditions of Options

          (a) Each Option granted pursuant to the Plan shall be evidenced by an Option agreement in such form as the Committee from time to time may determine.

          (b) The exercise price per share for Options shall be established by the Board of Directors upon the recommendation of the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Board of Directors does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

          (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Board of Director at the time of grant of the Option, provided that if no term is established by the Board of Directors the term of the Option shall be 10 years from the date on which it is granted.

          (d) The Board of Directors upon recommendation of the Committee, may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest, in the Option holder over such period of time as the Committee, in its direction, shall determine for each Option holder. Notwithstanding the foregoing, each Option Agreement shall provide that, upon the occurrence of a Change in Control of the Corporation, all Options then outstanding shall become immediately exercisable.

          (e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and Nonqualified Stock Options may be transferred to family members or family trusts, subject to the original terms of the Option.

          (f) Unless the Committee specifies otherwise in an Option agreement, upon voluntary or involuntary termination of an Option holder's service with the Corporation, his Options and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be a Director of regular, full-time employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g),
          (h) and (i) of this Paragraph 7.

          (g) In the event an Option holder (i) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or
          (ii) terminates his employment, or ceases providing services to the Corporation or any of its subsidiaries, by reason of death, disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted for Options to be exercised and extending the time following the Option holder's termination of active employment or service during which the Option holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the time of the Option.

          (h) If an Option holder dies during the term of his Option without having fully exercised this Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within two years of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

          (i) If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Corporation, then such Option holder shall have the right within ninety (90) days of the Option holder's termination of employment or service to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel the Option during the ninety day period referred to in this paragraph, if the Participant engages in employment or activities which, in the opinion of the Committee, are contrary to the best interests of the Corporation. The Committee shall determine in each case whether a termination of employment or service shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

          (j) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Option holder for any specified period.

          (k) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

                (i)   "Incentive   Stock  Options"  shall  be  granted  only  to
                individuals who, at the date of grant of the Option, are employees of the Corporation or any of its subsidiaries;

                (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "Incentive Stock Option;"

                (iii) The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock in respect of which "incentive stock options" are exercisable for the first time by the Option holder during any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000; and

                (iv) Any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

8.    Methods of Exercise of Options

          (a) An Option holder (or other person or person, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing as its principal office at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefore, and
          (ii) make payment or provision for payment for the shares of Common Stock as purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

          (b) Payment or provision for payment shall be made as follows:

                (i) The Option holder shall deliver to the Corporation at the address set forth in subparagraph 8(a) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (ii) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have no aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (iii) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commission and brokerage fees to the

                Option holder or to deliver the remaining shares of Common Stock to the Option holder.

          Notwithstanding the foregoing provisions, the Committee and the Board of Directors, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)).

          (c) In addition to the alternative methods of exercise set forth in paragraph 8(b), holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. Alternatively, such holder of a Nonqualified Stock Option may elect to deliver previously owned shares of Common Stock upon exercise of the Nonqualified Stock Option to satisfy any withholding  taxes  attributable  to the exercise of the  Nonqualified
          Stock Option. If the Board of Directors does not include any provisions relating to this withholding feature in its resolutions granting the Nonqualified Stock Option or in the Option Agreement. The maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares in Option holder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee or the Board of Directors may include in the Option Agreement relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock; or if no such provisions are included in the Option Agreement, but in the opinion of the Committee or the Board of Directors such withholding would have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option the Committee or the Board of Directors may limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act.

          (d) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

          (e) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

9.    Deferred Shares

          (a) Elections to Defer. The Committee may at any time allow any Participant (or Participants) who is a member of the Board of Directors, or a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973, with each such individual being referred to herein as a "Participant") may irrevocably elect, on the form attached hereto as Exhibit A (the "Election Form"), to forego the receipt of cash compensation and in lieu thereof to have the Corporation credit Deferred Shares to the Participant's Account with a Fair Market Value equal to the compensation deferred. Each Election Form shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing sentence, Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the Election Form.

          (b) Vesting.  Deferred Shares shall be 100% vested at all times.

          (c) Recordkeeping; Cash Earnings on Deferred Shares. The Committee shall establish and maintain an individual account (the "Cash Account") in the name of each Participant who files an Election Form. On the last day of each fiscal quarter, the Corporation shall credit to the Participant's Cash Account any cash dividends paid on the balance of Deferred Shares credited to the Participant's Account. On the last day of each fiscal year of the Corporation, the Committee shall credit to the Participant's Account Deferred Shares with a Market Value equal to the balance of the Participant's Cash Account (without regard to fractional shares), and the balance of the Participant's Cash Account shall be reduced to zero. The Trustees shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (d) hereof.

          (d) Distributions of Deferred Shares and Earnings. The Trustees shall distribute a Participant's Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Corporation that end after the date on which the Participant's Continuous Service terminates, unless the Participant has properly elected a different form of distribution, on the form (the "Distribution Election Form") approved by the Committee, and the Committee has received the Participant's Distribution Election Form either more than 90 days before a Change in Control or more than one year before the date on which the Participant's Continuous Service terminates for any reason. Fractional Shares shall not be distributed.

          (e) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable hardship within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

          (e) Rights to Deferred Shares. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Corporation to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Corporation. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Corporation.

10.   Restricted Share Awards

          (a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and members of the Board of Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

          (b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:


                                          Vested Percentage
               Years of Service        (applied to Restricted
               ----------------               Shares)
                                              -------

                  Less than 1                     0%
                       1                         25%
                       2                         50%
                       3                         75%
                   4 or More                     100%

       Notwithstanding the foregoing and unless otherwise provided in a Participant's Restricted Stock Award, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's service due to the Participant's disability or death, or (ii) upon a Change in Control of the Corporation.

    (c)Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 11(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Corporation's stockholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, with respect to any cash dividends so paid out.

    (d)Distribution of Shares.

                (i) Timing of Distributions: General Rule. Except as otherwise expressly stated in this Plan, the Committee shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                (ii) Form of Distribution. The Committee shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

                (iii) Withholding. The Committee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, the Committee shall require the Participant or Beneficiary to pay to the Committee the amount required to be withheld as a condition of delivering the Shares. The Committee shall pay over to the Corporation or Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

                (iv)Regulatory   Exceptions.   No  Restricted  Shares  shall  be
                    distributed unless and until all of the requirements of all applicable law and regulations shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Corporation by such vote, if any, as may be required by applicable law and regulations.

    (e)Voting of Plan Shares. All shares of Common Stock subject to Awards (whether or not subject to a Restricted Share Award) shall be voted by the Board in the manner directed by the Board.

    (f)Deferral Elections. At any time 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form (the "Election Form") approved by the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such

    Award. If such an election is made, the Shares shall be credited to the Participant's Account as Deferred Shares on the date such Shares would otherwise have been distributed to the Participant.

11.   Amendments and Discontinuance of the Plan

      The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of share of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan,
(iii) decrease the exercise price determined pursuant to the provisions of subparagraph 7(b), or (iv) provide for Options exercisable more than 10 years after the date granted.

12.   Plan Subject to Governmental Laws and Regulations

      The Plan and the grant of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

13.   Duration of the Plan

      No Option shall be granted pursuant to the Plan after the close of business on March 23, 2010.

                                  EXHIBIT 99.2

                         Form of Restricted Stock Award
                            associated with the Plan

                        Annapolis National Bancorp, Inc.
                            2000 Stock Incentive Plan
                         ------------------------------

                        Restricted Stock Award Agreement
                         ------------------------------

     Annapolis National Bancorp, Inc. (the "Company") hereby grants, as of the Award Date set forth below in Section 1 hereto (the "Award Date"), this restricted stock award (this "Award") to the Participant named in Section 1 hereto pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A.

     The Participant recognizes that this Award is compensatory in nature and accordingly subject to taxation as gross income under Section 83 of the Internal Revenue Code of 1986, as that Section may be amended and interpreted from time to time. The Participant further recognizes that, unless the election described in Section 5 is made, taxation will occur whenever shares subject to this Award (the "Restricted Shares") are delivered to the Participant.

     Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Exhibit A.

1. Variable Terms. This Award shall be controlled by and interpreted according to the following terms:


Name of Participant:                            _________________________

Award Date:                                     _________________________

Number of Restricted Shares Awarded to
Participant:                                    _________________________

Purchase Price of Restricted Shares (if         $
applicable):                                    _________________________


2. Vesting Schedule. Subject to Sections 3 and 5 hereof, the Participant shall become vested in the Restricted Shares and the Restricted Shares shall become nonforfeitable according to the following schedule:

         ---------------------------------------------------------
              Vested Percentage            Years of Service
                                           after Award Date
         ---------------------------------------------------------
                     0%                      Less than 1
         ---------------------------------------------------------
                                                  1
         ---------------------------------------------------------
                                                  2
         ---------------------------------------------------------
                                                  3
         ---------------------------------------------------------
                                                  4
         ---------------------------------------------------------
                                                  5
         ---------------------------------------------------------

3. Restriction Period. The term "Restriction Period" means that period from the Award Date until the first to occur of (i) the Participant's termination of service, (ii) the Participant's completion of four years of service after the Award Date, or (iii) a Change in Control of the Corporation. Any Restricted Shares in which the Participant does not earn a vested interest during this period shall be forfeited at the end of the last day of the Restricted Period.

4. Certain Tax Matters. Set forth below is a brief summary of certain of the federal income tax consequences of the Participant's receipt of this Award. THIS SUMMARY IS PURPOSELY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE OR DIFFERENT INTERPRETATION. ACCORDINGLY, THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THIS GRANT.

     The Participant acknowledges having been advised by the Company that he or she will generally recognize income in an amount equal to the excess of the Fair Market Value of the Restricted Shares over the purchase price (if any) for such Restricted Shares (as set forth in Section 1 hereto). The Participant will recognize this income at the time the Restricted Shares become vested, measured with reference to the Fair Market Value of the Restricted Shares at such time, unless, pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable), within thirty (30) days of the Award Date, an election is filed by the Participant with the Company and the Internal Revenue Service in substantially the form attached hereto as Exhibit B and, if necessary, the proper state authorities, to be taxed currently with respect to the excess amount described in the first sentence of this paragraph.

     THE PARTICIPANT HEREBY ASSUMES ALL THE RESPONSIBILITY FOR FILING SUCH ELECTION, AND FOR PAYING ANY TAXES RESULTING FROM RECEIPT OF THIS AWARD, SUCH ELECTION OR ANY RESTRICTED SHARES BECOMING VESTED SHARES HEREUNDER.

5. Termination of Continuous Service. In all events where Participant's Continuous Service to the Company is terminated, the effect on the Award granted hereunder shall be governed by the Plan.

6. Voting and Dividend Rights. With respect to the Restricted Shares, the Company has the right to vote such Restricted Shares during the Restriction Period, and shall accumulate dividends as they are accrue in the form of additional Restricted Shares that then have a fair market value equal to the dividend accrued.

7. Delivery of Restricted Certificates Following End of Restriction. Notwithstanding anything to the contrary contained herein or in the Plan, upon the lapse and release from restriction of the Restricted Shares, certificates for such Shares shall be delivered to the Participant within 30 days after the last day of the Restriction Period.

8. Nontransferability. Any Restricted Shares awarded under this Award shall be subject to the restrictions on transferability as specified in the Plan.

9. Subject to Plan. This Award is subject to all of the terms and conditions of the Plan, and by executing this Award, the Participant acknowledges receipt of a copy of the Plan and hereby accepts and agrees to be bound by all of its terms and conditions as if it had been set out verbatim in this Award. In addition, the Participant recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Participant, his or her heirs and representatives.

10. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, the Participant may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Award granted under this Award. The Participant shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C
(the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company at its main office.

11. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401 (attention: 2000 Stock Incentive Plan Committee); (ii) if to Participant, at the address set forth on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

12. Binding Effect. Except as otherwise provided in this Award or in the Plan, every covenant, term, and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

13. Headings. Section and other headings contained in this Award are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award or any provision hereof.

14. Severability. Every provision of this Award is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award.

15. Governing Law. The laws of the State of Maryland shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

16. Counterparts. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Award to be duly executed on the day and year first indicated above.

            ANNAPOLIS NATIONAL BANCORP, INC.


            By: _________________________________   Date:_______________
                An authorized member of the
                Annapolis National Bancorp, Inc.
                2000 Stock Incentive Plan Committee


            The  undersigned   Participant  hereby  accepts  the  terms  of this
            Award and the Plan.

            By: _________________________________   Date:_______________

            Name of Participant:_________________________________________

            Social Security Number:______________________________________

            Address:

            _________________________________________________________

            _________________________________________________________

            _________________________________________________________

                                    Exhibit A
                                  ------------

           Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan

                        ANNAPOLIS NATIONAL BANCORP, INC.
                            2000 STOCK INCENTIVE PLAN


1.    Purpose

      The proper execution of the duties and responsibilities of the directors, executives, and employees of Annapolis National Bancorp, Inc. (the "Corporation") and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its subsidiaries. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its subsidiaries and to increase the prosperity, growth, and earnings of the Corporation. This stock option plan is intended to serve these purposes.

2.    Definitions

      The following terms wherever used herein shall have the meanings set forth below.

          (a) The term "Awards" shall mean Options, Deferred Shares, and Restricted Share Awards, collectively.

          (b) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

          (c) The term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the
              Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in
              Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, and other than Lawrence E. Lerner or any member or members of this family, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to affect a transaction described in clauses (A) or (B) of this definition) whose election by the Board or termination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cause for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation, outstanding immediately prior thereto held by Lawrence E. Lerner or any member or members of his family continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or any agreements for the sale of disposition by the Corporation of all or substantially all the Corporation's assets.

          (d) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (e) The term "Committee" shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors and are "non-employee directors" within the meaning of Rule 16-3 under the Exchange Act.

          (f) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

          (g) The term "Corporation" shall mean Annapolis National Bancorp, Inc., a Maryland corporation.

          (h) The term "Deferred  Shares" shall mean Shares that the Company has
              credited,   pursuant  to   Paragraph  9  hereof,   to  a  deferred
              compensation account in the name of a Participant.

          (i) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) The term "Fair Market Value" shall mean the then current fair market value of Common Stock, as determined in good faith by the Committee and in a manner consistent with the rules set forth in Treas. Reg. Section 20.2031-2.

          (k) The term "Incentive Stock Option" shall mean an Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

          (l) The term "Nonqualified Stock Option" shall mean an Option granted pursuant to the Plan that is not an Incentive Stock Option.

          (m) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms Incentive Stock Option and Nonqualified Stock Option.

          (n) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

          (o) The term "Plan" shall mean the Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan as approved by the Board of Directors on March 24, 2000, as the same may be amended from time to time.

          (p) The term "Restricted Share Award" shall mean a right granted under
              Section 10 of this Plan to receive Shares.

          (q) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned to the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

3.    Effective Date of the Plan

      The Plans shall become effective upon stockholder approval, provided that such approval is received before March 24, 2001, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to stockholder approval if such Options by their terms are contingent upon subsequent stockholder approval of the Plan.

4.    Administration

          (a) The Plan shall be administered by the Committee, provided that the Board may act in lieu of the Committee on any matter within the Committee's discretion or authority.

          (b) The Committee may establish, from time to time and at any time subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

          (c) The Committee shall from time to time submit to the Board of Directors for its approval the names of those executives and key employees who, in its opinion, should receive Options, and shall recommend the numbers of shares on which Options should be granted to each such person and the nature of the Options to be granted.

          (d) Options shall be granted by the Committee and shall become effective only after execution of an Option Agreement between the Corporation and the Option holder.

          (e) The Commission's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Commission shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for my action or determination made, in respect of the Plan, in good faith.

5.    Participation in the Plan

          (a) Participants in the Plan shall be limited to the employees and directors of the Corporation and its subsidiaries who shall be designated by the Committee.

          (b) No member of the Board of Directors who is also an officer of the Corporation shall be eligible to serve on the Committee.

6.    Stock Subject to the Plan

          (a) There shall be reserved for the granting of Awards pursuant to the Plan and for issuance and sale pursuant to such Awards 200,000 shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise or vesting of Awards shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Award has been granted cease to be subject to purchase or delivery to Award holders thereunder, then such shares of Common Stock again shall be available for issuance pursuant to new Awards.

          (b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general business purposes of the Corporation.

          (c) In the event of the reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange acquisition of property of stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be equitable and appropriate in the number and kind of shares reserved for purchases by executives or other key employees, in the number, kind and price of shares covered by Awards granted pursuant to the Plan and then outstanding.

7.    Terms and Conditions of Options

          (a) Each Option granted pursuant to the Plan shall be evidenced by an Option agreement in such form as the Committee from time to time may determine.

          (b) The exercise price per share for Options shall be established by the Board of Directors upon the recommendation of the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Board of Directors does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

          (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Board of Director at the time of grant of the Option, provided that if no term is established by the Board of Directors the term of the Option shall be 10 years from the date on which it is granted.

          (d) The Board of Directors upon recommendation of the Committee, may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest, in the Option holder over such period of time as the Committee, in its direction, shall determine for each Option holder. Notwithstanding the foregoing, each Option Agreement shall provide that, upon the occurrence of a Change in Control of the Corporation, all Options then outstanding shall become immediately exercisable.

          (e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and Nonqualified Stock Options may be transferred to family members or family trusts, subject to the original terms of the Option.

          (f) Unless the Committee specifies otherwise in an Option agreement, upon voluntary or involuntary termination of an Option holder's service with the Corporation, his Options and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be a Director of regular, full-time employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g),
          (h) and (i) of this Paragraph 7.

          (g) In the event an Option holder (i) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or
          (ii) terminates his employment, or ceases providing services to the Corporation or any of its subsidiaries, by reason of death, disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted for Options to be exercised and extending the time following the Option holder's termination of active employment or service during which the Option holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the time of the Option.

          (h) If an Option holder dies during the term of his Option without having fully exercised this Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within two years of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

          (i) If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Corporation, then such Option holder shall have the right within ninety (90) days of the Option holder's termination of employment or service to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel the Option during the ninety day period referred to in this paragraph, if the Participant engages in employment or activities which, in the opinion of the Committee, are contrary to the best interests of the Corporation. The Committee shall determine in each case whether a termination of employment or service shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

          (j) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Option holder for any specified period.

          (k) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

                (i)   "Incentive   Stock  Options"  shall  be  granted  only  to
                individuals who, at the date of grant of the Option, are employees of the Corporation or any of its subsidiaries;

                (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "Incentive Stock Option;"

                (iii) The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock in respect of which "incentive stock options" are exercisable for the first time by the Option holder during any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000; and

                (iv) Any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

8.    Methods of Exercise of Options

          (a) An Option holder (or other person or person, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing as its principal office at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefore, and
          (ii) make payment or provision for payment for the shares of Common Stock as purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

          (b) Payment or provision for payment shall be made as follows:

                (i) The Option holder shall deliver to the Corporation at the address set forth in subparagraph 8(a) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (ii) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have no aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (iii) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commission and brokerage fees to the

                Option holder or to deliver the remaining shares of Common Stock to the Option holder.

          Notwithstanding the foregoing provisions, the Committee and the Board of Directors, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)).

          (c) In addition to the alternative methods of exercise set forth in paragraph 8(b), holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. Alternatively, such holder of a Nonqualified Stock Option may elect to deliver previously owned shares of Common Stock upon exercise of the Nonqualified Stock Option to satisfy any withholding  taxes  attributable  to the exercise of the  Nonqualified
          Stock Option. If the Board of Directors does not include any provisions relating to this withholding feature in its resolutions granting the Nonqualified Stock Option or in the Option Agreement. The maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares in Option holder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee or the Board of Directors may include in the Option Agreement relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock; or if no such provisions are included in the Option Agreement, but in the opinion of the Committee or the Board of Directors such withholding would have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option the Committee or the Board of Directors may limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act.

          (d) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

          (e) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

9.    Deferred Shares

          (a) Elections to Defer. The Committee may at any time allow any Participant (or Participants) who is a member of the Board of Directors, or a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973, with each such individual being referred to herein as a "Participant") may irrevocably elect, on the form attached hereto as Exhibit A (the "Election Form"), to forego the receipt of cash compensation and in lieu thereof to have the Corporation credit Deferred Shares to the Participant's Account with a Fair Market Value equal to the compensation deferred. Each Election Form shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing sentence, Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the Election Form.

          (b) Vesting.  Deferred Shares shall be 100% vested at all times.

          (c) Recordkeeping; Cash Earnings on Deferred Shares. The Committee shall establish and maintain an individual account (the "Cash Account") in the name of each Participant who files an Election Form. On the last day of each fiscal quarter, the Corporation shall credit to the Participant's Cash Account any cash dividends paid on the balance of Deferred Shares credited to the Participant's Account. On the last day of each fiscal year of the Corporation, the Committee shall credit to the Participant's Account Deferred Shares with a Market Value equal to the balance of the Participant's Cash Account (without regard to fractional shares), and the balance of the Participant's Cash Account shall be reduced to zero. The Trustees shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (d) hereof.

          (d) Distributions of Deferred Shares and Earnings. The Trustees shall distribute a Participant's Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Corporation that end after the date on which the Participant's Continuous Service terminates, unless the Participant has properly elected a different form of distribution, on the form (the "Distribution Election Form") approved by the Committee, and the Committee has received the Participant's Distribution Election Form either more than 90 days before a Change in Control or more than one year before the date on which the Participant's Continuous Service terminates for any reason. Fractional Shares shall not be distributed.

          (e) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable hardship within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

          (e) Rights to Deferred Shares. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Corporation to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Corporation. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Corporation.

10.   Restricted Share Awards

          (a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and members of the Board of Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

          (b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:


                                          Vested Percentage
               Years of Service        (applied to Restricted
               ----------------               Shares)
                                              -------

                  Less than 1                     0%
                       1                         25%
                       2                         50%
                       3                         75%
                   4 or More                     100%

       Notwithstanding the foregoing and unless otherwise provided in a Participant's Restricted Stock Award, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's service due to the Participant's disability or death, or (ii) upon a Change in Control of the Corporation.

    (c)Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 11(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Corporation's stockholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, with respect to any cash dividends so paid out.

    (d)Distribution of Shares.

                (i) Timing of Distributions: General Rule. Except as otherwise expressly stated in this Plan, the Committee shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                (ii) Form of Distribution. The Committee shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

                (iii) Withholding. The Committee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, the Committee shall require the Participant or Beneficiary to pay to the Committee the amount required to be withheld as a condition of delivering the Shares. The Committee shall pay over to the Corporation or Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

                (iv)Regulatory   Exceptions.   No  Restricted  Shares  shall  be
                    distributed unless and until all of the requirements of all applicable law and regulations shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Corporation by such vote, if any, as may be required by applicable law and regulations.

    (e)Voting of Plan Shares. All shares of Common Stock subject to Awards (whether or not subject to a Restricted Share Award) shall be voted by the Board in the manner directed by the Board.

    (f)Deferral Elections. At any time 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form (the "Election Form") approved by the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such

    Award. If such an election is made, the Shares shall be credited to the Participant's Account as Deferred Shares on the date such Shares would otherwise have been distributed to the Participant.

11.   Amendments and Discontinuance of the Plan

      The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of share of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan,
(iii) decrease the exercise price determined pursuant to the provisions of subparagraph 7(b), or (iv) provide for Options exercisable more than 10 years after the date granted.

12.   Plan Subject to Governmental Laws and Regulations

      The Plan and the grant of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

13.   Duration of the Plan

      No Option shall be granted pursuant to the Plan after the close of business on March 23, 2010.

                                  EXHIBIT 99.3


                          Form of Deferred Share Award
                            associated with the Plan

                        Annapolis National Bancorp, Inc.
                            2000 Stock Incentive Plan
                         ------------------------------

                              Deferred Share Award
                         ------------------------------

     Annapolis National Bancorp, Inc. (the "Company") hereby agrees to permit the Participant named in Section 1 below to irrevocably elect pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A (1) to forego the receipt of cash compensation and in lieu thereof to have the Company credit Deferred Shares to an account payable on the Company's financial statements. Those Deferred Shares a Fair Market Value equal to the compensation deferred by the Participant. In addition, this Participant may elect to defer the receipt of all or a percentage of shares that would otherwise be transferred to the Participant upon the vesting of an award of Restricted Shares and to have the Company credit the Participant's Account with Deferred Shares equal to the number of Restricted Shares being deferred pursuant to this Agreement (the "Agreement").

     The Participant recognizes that the receipt of the Deferred Shares in lieu of compensation or the receipt of all or a percentage of shares that would otherwise be transferred to the Participant upon the vesting of an award of Restricted Shares is compensatory in nature and accordingly subject to taxation as gross income under Section 83 of the Internal Revenue Code of 1986, as that Section may be amended and interpreted from time to time. The Participant further recognizes that, unless the election is made, described in Section 5 taxation will occur whenever shares subject to this Award (the "Restricted Shares") are delivered to the Participant.

     Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Exhibit A.

1. Variable Terms. This Award shall be controlled by and interpreted according to the following terms:


Name of Participant:               ________________________________

Date of this Deferred Share
Election:                          ________________________________

Compensation to be deferred:       |_| _____% of any regular
                                   salary or board fees

                                   |_| _____% of any cash bonus

                                   |_| _____% of any Restricted
                                      Shares that would otherwise
                                      vest.

2. Vesting Schedule. Deferred Shares shall be one hundred percent (100%) vested at all times.

3. Certain Tax Matters. Set forth below is a brief summary of certain of the federal income tax consequences of the Participant's receipt of Deferred Shares. THIS SUMMARY IS PURPOSELY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE OR DIFFERENT INTERPRETATION. ACCORDINGLY, THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THIS GRANT.

     The Participant acknowledges having been advised by the Company that he or she shall recognize ordinary income in an amount equal to the Fair Market Value of any Deferred Shares that are transferred to the Participant as unrestricted Shares. The Participant will recognize this income at the time the Deferred Shares are transferred to him or her.

     THE PARTICIPANT HEREBY ASSUMES ALL THE RESPONSIBILITY FOR PAYING ANY TAXES RESULTING FROM RECEIPT OF THE DEFERRED SHARES.

4. Termination of Continuous Service. In all events where Participant's Continuous Service to the Company is terminated, the receipt of Deferred Shares shall be governed by the Plan.

5. Dividend and Voting Rights. With respect to the Deferred Shares, the Company has the right to vote such Deferred Shares and at the end of each fiscal year shall credit the Participant's Account with additional Deferred Shares having a Market Value equal to any cash dividends accrued on previously Deferred Shares during the fiscal year.

6. Lapse of Restriction. Notwithstanding anything to the contrary contained herein or in the Plan, upon the lapse and release from restriction of any Deferred Shares that are Restricted Shares, an entry shall be made in Participant's Account evidencing the lapse and release from restriction.

7. Distribution of Deferred Shares. Deferred Shares shall be distributed in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Corporation that end after the date on which the Participant's Continuous Service terminates, unless the Participant has properly elected a different form of distribution either at least one year before terminating Continuous Service, or more than 90 days before a Change in Control; subject to all applicable laws and regulations.

8. Hardship Withdrawals. A Participant may apply to the Committee for an immediate distribution of all or a portion of his or her Deferred Shares in accordance with the terms of the Plan.

9. Rights to Deferred Shares. A participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's rights at all times shall be governed by the Plan.

10. Subject to Plan. The election to receive Deferred Shares is subject to all of the terms and conditions of the Plan. By executing this Agreement, the Participant acknowledges receipt of a copy of the Plan and hereby accepts and agrees to be bound by all of its terms and conditions as if it had been set out verbatim in this Agreement. In addition, the Participant recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Participant, his or her heirs and representatives.

11. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, the Participant may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Award granted under this Award. The Participant shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B
(the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company at its main office.

12. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401 (attention: 2000 Stock Incentive Plan Committee); (ii) if to Participant, at the address set forth on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

13. Binding Effect. Except as otherwise provided in this Agreement or in the Plan, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

15. Severability. Every provision of this Agreement is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Agreement.

16. Governing Law. The laws of the State of Maryland shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

17. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first indicated above.

            ANNAPOLIS NATIONAL BANCORP, INC.


            By: _________________________________   Date:_______________
                An authorized member of the
                Annapolis National Bancorp, Inc.
                2000 Stock Incentive Plan Committee



            The undersigned Participant hereby accepts the terms of this Agreement and the Plan.

            By: _________________________________   Date:_______________

            Name of Participant:_________________________________________

            Social Security Number:______________________________________

            Address:

            _________________________________________________________

            _________________________________________________________

            _________________________________________________________

                                    Exhibit A
                                    ---------

                        ANNAPOLIS NATIONAL BANCORP, INC.
                            2000 STOCK INCENTIVE PLAN

                        ANNAPOLIS NATIONAL BANCORP, INC.
                            2000 STOCK INCENTIVE PLAN


1.    Purpose

      The proper execution of the duties and responsibilities of the directors, executives, and employees of Annapolis National Bancorp, Inc. (the "Corporation") and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its subsidiaries. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its subsidiaries and to increase the prosperity, growth, and earnings of the Corporation. This stock option plan is intended to serve these purposes.

2.    Definitions

      The following terms wherever used herein shall have the meanings set forth below.

          (a) The term "Awards" shall mean Options, Deferred Shares, and Restricted Share Awards, collectively.

          (b) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

          (c) The term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the
              Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in
              Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, and other than Lawrence E. Lerner or any member or members of this family, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to affect a transaction described in clauses (A) or (B) of this definition) whose election by the Board or termination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cause for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation, outstanding immediately prior thereto held by Lawrence E. Lerner or any member or members of his family continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or any agreements for the sale of disposition by the Corporation of all or substantially all the Corporation's assets.

          (d) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (e) The term "Committee" shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors and are "non-employee directors" within the meaning of Rule 16-3 under the Exchange Act.

          (f) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

          (g) The term "Corporation" shall mean Annapolis National Bancorp, Inc., a Maryland corporation.

          (h) The term "Deferred  Shares" shall mean Shares that the Company has
              credited,   pursuant  to   Paragraph  9  hereof,   to  a  deferred
              compensation account in the name of a Participant.

          (i) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) The term "Fair Market Value" shall mean the then current fair market value of Common Stock, as determined in good faith by the Committee and in a manner consistent with the rules set forth in Treas. Reg. Section 20.2031-2.

          (k) The term "Incentive Stock Option" shall mean an Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

          (l) The term "Nonqualified Stock Option" shall mean an Option granted pursuant to the Plan that is not an Incentive Stock Option.

          (m) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms Incentive Stock Option and Nonqualified Stock Option.

          (n) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

          (o) The term "Plan" shall mean the Annapolis National Bancorp, Inc. 2000 Stock Incentive Plan as approved by the Board of Directors on March 24, 2000, as the same may be amended from time to time.

          (p) The term "Restricted Share Award" shall mean a right granted under
              Section 10 of this Plan to receive Shares.

          (q) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned to the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

3.    Effective Date of the Plan

      The Plans shall become effective upon stockholder approval, provided that such approval is received before March 24, 2001, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to stockholder approval if such Options by their terms are contingent upon subsequent stockholder approval of the Plan.

4.    Administration

          (a) The Plan shall be administered by the Committee, provided that the Board may act in lieu of the Committee on any matter within the Committee's discretion or authority.

          (b) The Committee may establish, from time to time and at any time subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

          (c) The Committee shall from time to time submit to the Board of Directors for its approval the names of those executives and key employees who, in its opinion, should receive Options, and shall recommend the numbers of shares on which Options should be granted to each such person and the nature of the Options to be granted.

          (d) Options shall be granted by the Committee and shall become effective only after execution of an Option Agreement between the Corporation and the Option holder.

          (e) The Commission's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Commission shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for my action or determination made, in respect of the Plan, in good faith.

5.    Participation in the Plan

          (a) Participants in the Plan shall be limited to the employees and directors of the Corporation and its subsidiaries who shall be designated by the Committee.

          (b) No member of the Board of Directors who is also an officer of the Corporation shall be eligible to serve on the Committee.

6.    Stock Subject to the Plan

          (a) There shall be reserved for the granting of Awards pursuant to the Plan and for issuance and sale pursuant to such Awards 200,000 shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise or vesting of Awards shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Award has been granted cease to be subject to purchase or delivery to Award holders thereunder, then such shares of Common Stock again shall be available for issuance pursuant to new Awards.

          (b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general business purposes of the Corporation.

          (c) In the event of the reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange acquisition of property of stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be equitable and appropriate in the number and kind of shares reserved for purchases by executives or other key employees, in the number, kind and price of shares covered by Awards granted pursuant to the Plan and then outstanding.

7.    Terms and Conditions of Options

          (a) Each Option granted pursuant to the Plan shall be evidenced by an Option agreement in such form as the Committee from time to time may determine.

          (b) The exercise price per share for Options shall be established by the Board of Directors upon the recommendation of the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Board of Directors does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

          (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Board of Director at the time of grant of the Option, provided that if no term is established by the Board of Directors the term of the Option shall be 10 years from the date on which it is granted.

          (d) The Board of Directors upon recommendation of the Committee, may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest, in the Option holder over such period of time as the Committee, in its direction, shall determine for each Option holder. Notwithstanding the foregoing, each Option Agreement shall provide that, upon the occurrence of a Change in Control of the Corporation, all Options then outstanding shall become immediately exercisable.

          (e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and Nonqualified Stock Options may be transferred to family members or family trusts, subject to the original terms of the Option.

          (f) Unless the Committee specifies otherwise in an Option agreement, upon voluntary or involuntary termination of an Option holder's service with the Corporation, his Options and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be a Director of regular, full-time employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g),
          (h) and (i) of this Paragraph 7.

          (g) In the event an Option holder (i) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or
          (ii) terminates his employment, or ceases providing services to the Corporation or any of its subsidiaries, by reason of death, disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted for Options to be exercised and extending the time following the Option holder's termination of active employment or service during which the Option holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the time of the Option.

          (h) If an Option holder dies during the term of his Option without having fully exercised this Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within two years of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

          (i) If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Corporation, then such Option holder shall have the right within ninety (90) days of the Option holder's termination of employment or service to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel the Option during the ninety day period referred to in this paragraph, if the Participant engages in employment or activities which, in the opinion of the Committee, are contrary to the best interests of the Corporation. The Committee shall determine in each case whether a termination of employment or service shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

          (j) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Option holder for any specified period.

          (k) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

                (i)   "Incentive   Stock  Options"  shall  be  granted  only  to
                individuals who, at the date of grant of the Option, are employees of the Corporation or any of its subsidiaries;

                (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "Incentive Stock Option;"

                (iii) The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock in respect of which "incentive stock options" are exercisable for the first time by the Option holder during any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000; and

                (iv) Any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

8.    Methods of Exercise of Options

          (a) An Option holder (or other person or person, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing as its principal office at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefore, and
          (ii) make payment or provision for payment for the shares of Common Stock as purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

          (b) Payment or provision for payment shall be made as follows:

                (i) The Option holder shall deliver to the Corporation at the address set forth in subparagraph 8(a) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (ii) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have no aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

                (iii) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commission and brokerage fees to the

                Option holder or to deliver the remaining shares of Common Stock to the Option holder.

          Notwithstanding the foregoing provisions, the Committee and the Board of Directors, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)).

          (c) In addition to the alternative methods of exercise set forth in paragraph 8(b), holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. Alternatively, such holder of a Nonqualified Stock Option may elect to deliver previously owned shares of Common Stock upon exercise of the Nonqualified Stock Option to satisfy any withholding  taxes  attributable  to the exercise of the  Nonqualified
          Stock Option. If the Board of Directors does not include any provisions relating to this withholding feature in its resolutions granting the Nonqualified Stock Option or in the Option Agreement. The maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares in Option holder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee or the Board of Directors may include in the Option Agreement relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock; or if no such provisions are included in the Option Agreement, but in the opinion of the Committee or the Board of Directors such withholding would have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option the Committee or the Board of Directors may limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act.

          (d) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

          (e) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

9.    Deferred Shares

          (a) Elections to Defer. The Committee may at any time allow any Participant (or Participants) who is a member of the Board of Directors, or a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973, with each such individual being referred to herein as a "Participant") may irrevocably elect, on the form attached hereto as Exhibit A (the "Election Form"), to forego the receipt of cash compensation and in lieu thereof to have the Corporation credit Deferred Shares to the Participant's Account with a Fair Market Value equal to the compensation deferred. Each Election Form shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing sentence, Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the Election Form.

          (b) Vesting.  Deferred Shares shall be 100% vested at all times.

          (c) Recordkeeping; Cash Earnings on Deferred Shares. The Committee shall establish and maintain an individual account (the "Cash Account") in the name of each Participant who files an Election Form. On the last day of each fiscal quarter, the Corporation shall credit to the Participant's Cash Account any cash dividends paid on the balance of Deferred Shares credited to the Participant's Account. On the last day of each fiscal year of the Corporation, the Committee shall credit to the Participant's Account Deferred Shares with a Market Value equal to the balance of the Participant's Cash Account (without regard to fractional shares), and the balance of the Participant's Cash Account shall be reduced to zero. The Trustees shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (d) hereof.

          (d) Distributions of Deferred Shares and Earnings. The Trustees shall distribute a Participant's Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Corporation that end after the date on which the Participant's Continuous Service terminates, unless the Participant has properly elected a different form of distribution, on the form (the "Distribution Election Form") approved by the Committee, and the Committee has received the Participant's Distribution Election Form either more than 90 days before a Change in Control or more than one year before the date on which the Participant's Continuous Service terminates for any reason. Fractional Shares shall not be distributed.

          (e) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable hardship within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

          (e) Rights to Deferred Shares. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Corporation to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Corporation. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Corporation.

10.   Restricted Share Awards

          (a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and members of the Board of Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

          (b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:


                                          Vested Percentage
               Years of Service        (applied to Restricted
               ----------------               Shares)
                                              -------

                  Less than 1                     0%
                       1                         25%
                       2                         50%
                       3                         75%
                   4 or More                     100%

       Notwithstanding the foregoing and unless otherwise provided in a Participant's Restricted Stock Award, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's service due to the Participant's disability or death, or (ii) upon a Change in Control of the Corporation.

    (c)Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 11(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Corporation's stockholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, with respect to any cash dividends so paid out.

    (d)Distribution of Shares.

                (i) Timing of Distributions: General Rule. Except as otherwise expressly stated in this Plan, the Committee shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                (ii) Form of Distribution. The Committee shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

                (iii) Withholding. The Committee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, the Committee shall require the Participant or Beneficiary to pay to the Committee the amount required to be withheld as a condition of delivering the Shares. The Committee shall pay over to the Corporation or Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

                (iv)Regulatory   Exceptions.   No  Restricted  Shares  shall  be
                    distributed unless and until all of the requirements of all applicable law and regulations shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Corporation by such vote, if any, as may be required by applicable law and regulations.

    (e)Voting of Plan Shares. All shares of Common Stock subject to Awards (whether or not subject to a Restricted Share Award) shall be voted by the Board in the manner directed by the Board.

    (f)Deferral Elections. At any time 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form (the "Election Form") approved by the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such

    Award. If such an election is made, the Shares shall be credited to the Participant's Account as Deferred Shares on the date such Shares would otherwise have been distributed to the Participant.

11.   Amendments and Discontinuance of the Plan

      The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of share of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan,
(iii) decrease the exercise price determined pursuant to the provisions of subparagraph 7(b), or (iv) provide for Options exercisable more than 10 years after the date granted.

12.   Plan Subject to Governmental Laws and Regulations

      The Plan and the grant of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

13.   Duration of the Plan

      No Option shall be granted pursuant to the Plan after the close of business on March 23, 2010.

                                    Exhibit B
                                    ---------
                           Designation of Beneficiary


     In connection with the Deferred Share Agreement (the "Deferred Shares Agreement") entered into on ________, 2000, between the Annapolis National Bancorp, Inc. (the "Company") and _________________________________________, an
individual  residing at  _________________________________________________  (the
"Participant"), the Participant hereby designates the person specified below as the beneficiary of the Participant's interest in ______ Deferred Shares of Common Stock of the Company awarded pursuant to the Deferred Shares Agreement. This designation shall remain in effect until revoked in writing by the Participant.


               Name of Beneficiary:    __________________________


               Address:                __________________________

                                       __________________________

                                       __________________________


               Social Security No.:    __________________________


     The Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Deferred Shares Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.


                                         Date:   ______________________________

                                           By:   ______________________________
                                                 [Participant Name]


Sworn to before me this

___ day of __________, _____.


_________________________
Notary Public

County of _______________

State of _________________